Exhibit 5

Directors and Executive Officers of
Kardan N.V. as of July 28, 2011

The name, position, principal occupation, business address and citizenship of each director and executive officer is set forth below.

Name (Citizenship)	Position	Principal Occupation	Business Address
Israel Fink (Belgium)	Supervisory Board Member	Sales & Marketing Manager and Co-Director of Fancy Diamonds International BVBA	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Joseph Krant (Dutch)	Supervisory Board Member	Managing Director of Catalyst Advisors BV and a Board member of various companies.	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Hendrik Benjamins (Dutch)	Supervisory Board Member	Supervisory Board Member of Kardan N.V. and Supervisory Board Member of Vos Logistics B.V.	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Karnina Rechter (Israel)	Supervisory Board Member	Lawyer and mediator	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Avner Abraham Schnur (Israel and Belgium)	Supervisory Board Member	President of Astra Diamonds and director of various companies	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Jay Lev Pomrenze (United States)	Supervisory Board Member	Director of Poalim Capital Markets and KCPS & Company	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Max I. Groen (Dutch)	Supervisory Board Member	Board member of the Netherlands Synagogue Community and a member of the Appeals Committee of the Netherlands Foundation Collective Maror Funds	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Einat Oz-Gabber (Dutch)	Managing Director and Chief Financial Officer	Managing Director and Chief Financial Officer of Kardan N.V. and Managing Director and Supervisory Director in various companies within the Kardan Group	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Jan Slootweg (Dutch)	Managing Director	Managing Director of Kardan N.V. and Managing Director and Supervisory Director in various companies within the Kardan Group	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands

Alain Ickovics (Israel and Belgium)	Chairman of the Management Board	Chairman of the Management Board of Kardan N.V. and Managing Director and Supervisory Director in various companies within the Kardan Group	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Walter Van Damme (Dutch)	Managing Director	Managing Director of Kardan N.V. and Managing Director and Supervisory Director in various companies within the Kardan Group	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Lonneke De Beer (Dutch)	General Counsel	General Counsel	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Gali Naveh-Stern (Israel)	Vice President Corporate Development	Vice President Corporate Development	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Caroline Vogelzang (Dutch)	Investor Relations Director	Investor Relations Director	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands
Shlomi Hakim (Israel)	Financial Controller	Financial Controller	c/o Kardan N.V. Claude Debusseylan 30 Vinoly Building, 13th Floor Amsterdam, The Netherlands